Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A – 14(A) AND RULE 15D – 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John D. Schiller, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K/A for the fiscal year ended June 30, 2014 of Energy XXI Ltd;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 23, 2014

/s/ JOHN D. SCHILLER, JR.

John D. Schiller, Jr.
Chief Executive Officer